Exhibit 10.9

AMENDED AND RESTATED

SUBSCRIPTION AGREEMENT FOR BRAIIN LIMITED

Braiin Limited

283 Rokeby Road, Subiaco WA 6008

Ladies and Gentlemen:

WHEREAS, on July 2, 2025, the undersigned investor (the “Subscriber”) and Braiin Limited (the “Company”) entered into that certain subscription agreement (the “Original Subscription Agreement”);

WHEREAS, the Subscriber and the Company desire to amend and restate the Original Subscription Agreement in its entirety.

NOW, THEREFORE, BE IT RESOLVED, that the Original Subscription Agreement is hereby amended and restated in its entirety as follows:

Subscriber hereby subscribes for Ordinary Shares (“Ordinary Shares”) of the Company in accordance with the terms of this Amended and Restated Subscription Agreement (this “Agreement”), effective as of August 28, 2025. Upon the execution of this Agreement by the Subscriber and the acceptance thereof by the Company, this Agreement shall become a binding obligation of the undersigned.

Section 1. Subscription. Subscriber hereby subscribes for and agrees to purchase the following number or amount of Ordinary Shares (the “Subscription”) and to submit payment for the same as follows:

Subscriber:	Neil Saligrama
Purchase Price:	USD $3,000,000 (1)
Number of Ordinary Shares:	73,748 (1)
Payment Terms:	Wire Transfer of Immediately Available Funds
Payment Date:	September 1, 2025

(1)	The number of Ordinary Shares is calculated based on an implied price per share of $40.68 and is based on a current post-money valuation of the Company of USD $703 million.

Section 2. Representations and Warranties of the Parties

This Subscription is made in reliance on the following representations and warranties of each Party:

2.1 Authority

It has full power and authority to enter into this Agreement and to perform its obligations under it and has taken all necessary action to authorise the execution, delivery and performance by it of this Agreement in accordance with its terms.

2.2 Binding obligations

This Agreement constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms.

2.3 No breach

This Agreement and the Subscription does not conflict with or result in a breach of any obligation or constitute or result in any default under any material provision of any agreement, deed, writ order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

Section 3. Indemnification. The undersigned agrees to indemnify and hold harmless the Company, its officers, managers and the other members from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of any breach of the representations and warranties made by the undersigned herein.

Section 4. Default. If any party (each, a “Defaulting Party”) shall make default in the due observance or performance of any of its obligations under this Agreement the observance or performance of which is or becomes essential and such default shall continue for 14 days after the receipt of a notice in writing from the other party (the “Non Defaulting Party” ) to remedy the default then the Non Defaulting Party may, without further notice to the Defaulting Party:

(a)	rescind this Agreement and be entitled to such damages as to which the Non-Defaulting Party would be entitled at common law or in equity; and/or

(b)	sue the Defaulting Party for specific performance.

Section 5. Lock-Up. The Subscriber agrees and acknowledges that they will be required to enter into a restriction agreement to give effect to a mandatory lock-up of the Ordinary Shares issued to the Subscriber in accordance with this Agreement, for a period of 12 months. The Subscriber agrees and acknowledges that they will enter into lock-up agreements with the Company in respect of the Ordinary Shares.

Section 6. Miscellaneous.

6.1 This Agreement and the undersigned’s interest herein are not assignable and any purported assignment without the prior written consent of the Company shall be void ab initio.

6.2 The undersigned agrees that the undersigned may not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder (except as otherwise specifically provided herein) and that this Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned’s heirs, executors, administrators, successors and permitted assigns.

6.3 This Agreement and all other information disclosed by the parties to each other the (“Confidential Information”) is confidential and each party shall ensure that the Confidential Information remains confidential, except that the parties may make disclosure to their relevant advisors or as otherwise required by the law or the rules of any recognised securities exchange.

6.4 Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to the undersigned under Federal or state securities laws.

6.5 This Agreement and the instruments delivered concurrently herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.

6.6 This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of Australia. The Parties agree to submit to the non-exclusive jurisdiction of the Courts of Australia and the Courts which hear appeals from those Courts.

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6.7 The representations, warranties and agreements of the undersigned set forth herein shall survive (i) the acceptance of this Agreement by the Company; (ii) the closing of the sale of the Ordinary Shares; and (iii) the bankruptcy of the Subscriber, until the expiration of the applicable statute of limitations.

6.8 Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

6.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10 All notices and other communications either party hereto may be required, or may elect, to give the other party hereunder shall be given in person or by courier, sent by registered or certified mail (return receipt requested and with postage prepaid thereon), or sent by other facsimile method (notice by facsimile must be confirmed by next day courier delivery to be effective) to the parties at their respective addresses included on the signature pages hereto. All notices and other communications hereunder that are addressed as provided in this Section shall be deemed duly and validly given, (a) if delivered in person, or by courier, upon delivery, or (b) if delivered by facsimile providing confirmation or receipt of delivery, 24 hours after being sent; or (c) if delivered by registered or certified mail, 72 hours after being placed in a depository of the mail service.

[Signature pages follow]

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IN WITNESS WHEREOF, the Subscriber has set forth his hand this 14th day of September, 2025.

Neil Saligrama

/s/ Neil Saligrama

Address:	15 Inverell Ave Mt. Waverly VIC 3149
Email:	neil.saligrama@gmail.com

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Accepted by the Company this 14th day of September, 2025

Braiin Limited

By:	/s/ Natraj Balasubramanian
Name:	Natraj Balasubramanian
Title:	Chief Executive Officer

Address:

Braiin Limited

283 Rokeby Road, Subiaco WA 6008